SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party Other than the Registrant ☒

Check the Appropriate Box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

METROMEDIA INTERNATIONAL GROUP, INC.
(Name of registrant as specified in its charter)

BLACK HORSE CAPITAL ADVISORS LLC,
D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.,
ESOPUS CREEK VALUE LP
AND
MELLON HBV ALTERNATIVE STRATEGIES LLC
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement no.:
(3) Filing Party:
(4) Date Filed:

2006 ANNUAL MEETING OF STOCKHOLDERS

OF

METROMEDIA INTERNATIONAL GROUP, INC.

December 15, 2006

---------------------------

PROXY STATEMENT

OF

BLACK HORSE CAPITAL ADVISORS LLC,

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.,

ESOPUS CREEK VALUE LP

AND

MELLON HBV ALTERNATIVE STRATEGIES LLC

---------------------------

INTRODUCTION

This proxy statement and BLUE proxy card are being furnished to you in connection with the collective solicitation of proxies by Black Horse Capital Advisors LLC (“Black Horse Advisors”), D. E. Shaw Laminar Portfolios, L.L.C. (“Laminar”), Esopus Creek Value LP (“Esopus”) and Mellon HBV Alternative Strategies LLC (“Mellon HBV;” and together with Black Horse Advisors, Laminar and Esopus, “We” or the “Concerned Stockholders”) to be used at the 2006 Annual Meeting of the stockholders of Metromedia International Group, Inc., a Delaware corporation (“Metromedia” or the “Company”), to be held on December 15, 2006 in New York, New York, and at any adjournments or postponements thereof (the “Annual Meeting”). The time and exact location of the Annual Meeting has not yet been announced by the Company.

THIS IS NOT A ROUTINE MATTER.

YOUR PARTICIPATION AS A COMMON STOCKHOLDER OF THE COMPANY

IS OF CRITICAL IMPORTANCE.

At the Annual Meeting, nine Directors of Metromedia will be elected (seven Directors to be elected by the common stockholders; two Directors to be elected by the preferred stockholders). We are soliciting your proxy to vote FOR the election of our five nominees (Andrew L. Sole, Philip R. Broenniman, William F. “Mickey” Harley III, Jerry Marcus and Goara Gabriella Volshteyn) as Directors of the Company (the “Independent Nominees”).

We are also soliciting your vote FOR the approval of our two proposals which will (A) amend the by-laws of Metromedia to require a majority stockholder vote with respect to certain business combination transactions (the “Stockholders’ Rights Proposal”), and (B) specifically require a majority stockholder vote with respect to the proposed sale transaction (the “Proposed Transaction”) involving Istithmar PJSC, Salford Georgia and Emergent Telecom Ventures Limited described in the Company’s Form 8-K filed with the Securities and Exchange Commission on October 2, 2006 (the “Transaction Vote Proposal”). These two proposals shall be collectively referred to herein as the “Two Stockholder Proposals.”

WE ARE SEEKING YOUR SUPPORT TO ELECT THE INDEPENDENT NOMINEES AND TO APPROVE BOTH THE STOCKHOLDERS’ RIGHTS PROPOSAL AND THE TRANSACTION VOTE PROPOSAL

The Concerned Stockholders believe the time has come for the common stockholders, the true owners of Metromedia, to act to prevent a below-market sale of our Company’s assets, the approval of which by the Board of Directors (the “Board”) is only the latest example of its persistent failure to abide by bare minimum standards of corporate conduct. For example:

•	The Board has run the Company without submitting itself to re-election by stockholders since November 5, 2003, in violation of the Company’s by-laws and Delaware law.
•	The Board has failed to cause the Company to issue audited financial statements for more than two years.
•	The Board has failed to cause the Company to file required annual or quarterly reports with the SEC for more than two years.
•

The Board has approved the sale of major assets of the Company in the past without seeking your approval through a stockholder vote and is in the process of selling substantially all of the Company’s remaining assets without your approval.

•

The Board’s failure to cause the Company to provide any financial information to the market and the Board’s failure to conduct a proper auction for the Company’s assets have served only to diminish such assets’ perceived value. [1]

Based on the current Board’s publicly announced intention to sell the Company’s remaining assets, a vote for the current Board likely means that the proposed transaction will be approved with no input from stockholders. We believe stockholders deserve better. If you agree, please vote “FOR” the Independent Directors.

The Concerned Stockholders want to make sure that the Board does not sell Metromedia or its assets in a business combination transaction without first obtaining your approval as stockholders. The Board’s actions suggest that they are unlikely to seek such approval:

•	The Board sold Metromedia’s local exchange carrier in St. Petersburg, Russia (“PeterStar”) in 2005 without seeking stockholder approval, after repeatedly promising to seek such approval.
•

The Board has publicly announced its intention to sell the main assets of the Company on terms that would include filing for bankruptcy (the “Proposed Transaction”), although the Company appears to be financially solvent.

If the Company files for bankruptcy as is proposed by the Board, you will be unable to vote on the Proposed Transaction.

•	The Proposed Transaction will:

*	pay management aggregate incentive bonus payments of approximately $24 million while paying an aggregate of $150 million to common stockholders;
*	pay a premium over market price to preferred stockholders at the expense of common stockholders; and
*	guarantee a high minimum price to preferred stockholders while deducting all costs and expenses from the amount available to pay common stockholders.

It is worth noting that this Board, as part of the Proposed Transaction, originally intended to pay a bonus of $100,000 to each participating non-management director. After Esopus and funds affiliated with Black Horse

_________________________

 1        For example, in the absence of audited financial statements, neither we nor any current or potential investor reliably knows how much cash the Company has on hand. This lack of knowledge does not permit an informed assessment of the true value of the Company or any of its assets.

Advisors filed a lawsuit on October 19, 2006, against Metromedia and the Board (excluding William F. “Mickey” Harley III, who joined the Board after approval of the Proposed Transaction), the Company announced that these directors changed their minds and agreed not to receive these bonuses. See “PAST ACTIONS TAKEN BY THE CONCERNED STOCKHOLDERS TO ADDRESS OUR CONCERNS: Esopus’ and Black Horse’s October 19, 2006 Action Against Metromedia to Enjoin the Proposed Transaction.”

It is a fundamental tenet of Delaware corporate law that stockholders should have the right to vote on a sale of substantially all of a corporation’s assets. The Concerned Stockholders believe that filing a solvent company for bankruptcy in order to evade this requirement does not serve stockholder interests. If you agree, please vote “FOR” both of the Two Stockholder Proposals.

IF THE COMPANY’S ANNOUNCED PLANS ARE SUCCESSFUL, THIS WILL BE YOUR LAST CHANCE TO HAVE ANY SAY AS TO THE FUTURE OF YOUR COMPANY. PLEASE VOTE TODAY.

The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is November 1, 2006 (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of the Company’s common stock, $.01 par value (the “Common Stock”), held by them on the Record Date. As set forth in the last 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) on December 7, 2004 (the “Last 10-Q”), as of the close of business on November 20, 2004, there were 94,034,947 shares of Common Stock issued and outstanding. The Company has not publicly filed any 10-Q or 10-K with the SEC since the Last 10-Q, so it is unknown if this figure is still accurate.

The Concerned Stockholders are first furnishing this proxy statement and BLUE proxy card to stockholders on or about [_____], 2006.

The Company’s principal executive offices are located at 8000 Tower Point Drive, Charlotte, North Carolina 28227.

IMPORTANT

At the Annual Meeting, the Concerned Stockholders are seeking your support and asking you (i) to vote “FOR” the Independent Nominees as Directors of the Company, and (ii) to vote “FOR” both the Stockholders’ Rights Proposal and the Transaction Vote Proposal.

The election of the Independent Nominees requires the affirmative vote of the plurality of shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors. Only shares of Common Stock that are voted in favor of a particular nominee will be counted toward such nominee’s attaining a plurality of votes. YOUR VOTE IS VERY IMPORTANT. PLEASE ACT TODAY.

The passage of the Stockholders’ Rights Proposal and the Transaction Vote Proposal each requires the affirmative vote of a majority of the holders of shares of Metromedia stock entitled to vote in the election of Directors at the Annual Meeting. Only shares of Common Stock that are voted in favor of a particular proposal will be counted toward such proposal’s attaining a majority of votes. Practically speaking this means that abstentions and broker non-votes have the effect of votes against these proposals. It is important that you vote “FOR” each of the Two Stockholder Proposals.

WE URGE YOU TO SIGN, DATE AND MAIL TODAY THE ENCLOSED BLUE

PROXY CARD VOTING “FOR” THE ELECTION OF THE INDEPENDENT NOMINEES

AND

“FOR” THE TWO STOCKHOLDER PROPOSALS.

A vote FOR the Independent Nominees (Andrew L. Sole, Philip R. Broenniman, William F. “Mickey” Harley III, Jerry Marcus and Goara Gabriella Volshteyn) will provide you -- the owners of the Company -- with representatives on your company’s Board of Directors who are committed to maximizing stockholder value.

Although the Company has publicly stated that it is ineligible to solicit proxies because of its noncompliance with its SEC reporting requirements, we urge you NOT to sign any proxy card sent to you by or on behalf of the Company. If you have already done so, you have every right to change your vote and instead vote FOR the election of the Independent Nominees and for our Two Stockholder Proposals by doing the following:

(1) Sign, date and promptly mail to us (using the postage-paid envelope provided) the enclosed BLUE proxy card, which must be dated after any proxy you may have already submitted to the Company. You also may send your proxy to us at the address set forth below. Questions and requests for assistance may also be directed to Innisfree M&A Incorporated, which is assisting us, as follows:

The Concerned Stockholders of Metromedia International Group, Inc.

c/o Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

- or –

Call Toll-Free (from the U.S. or Canada) 1-877-800-5190

(2) Do not return any proxy card sent to you by or on behalf of the Company.

Please note that voting by proxy will not prevent you from voting at the Annual Meeting in person should you decide to attend.

If you hold your shares through a bank, broker, custodian or other recordholder, please check the voting form used by that bank, broker, custodian or other recordholder, to see if it offers telephone or Internet voting.

See “HOW TO DELIVER YOUR PROXY” below for more information.

REMEMBER, ONLY YOUR MOST RECENTLY DATED PROXY COUNTS.

WHY WE ARE CONCERNED STOCKHOLDERS

The Concerned Stockholders are a group of unaffiliated stockholders of Metromedia united by a belief that it is time for the common stockholders of the Company to come together and fight for the interests of all Metromedia common stockholders, the true owners of the Company.

The Concerned Stockholders are:

(1) Black Horse Capital Advisors LLC: Black Horse Capital is an investment firm specializing in value, restructuring, and other special situation opportunities on a global basis. Black Horse Capital was founded in July of 2002 and has offices in New York and Charlotte.

(2) D. E. Shaw Laminar Portfolios, L.L.C.: Laminar, a Delaware limited liability company, is a member of the D. E. Shaw group, which is a global investment and technology development firm. Since its organization in 1988, the D. E. Shaw group has earned an international reputation for financial innovation, technological leadership, and a distinguished staff. The D. E. Shaw group encompasses a number of closely related entities with approximately 1,000 employees, $25 billion in aggregate investment capital, and offices in New York, London, Silicon Valley, Houston, Kansas City, San Francisco, Washington D.C., and Hyderabad, India. The firm has a significant presence in many of the world’s capital markets, investing in a wide range of companies and financial instruments within both the major industrialized nations and a number of emerging markets.

(3) Esopus Creek Value LP: Esopus, a Delaware limited partnership and private investment fund, invests on behalf of institutions and high net worth individuals. Esopus seeks to achieve superior returns using a hybrid value approach. Esopus’ core holdings consist primarily of long positions in U.S. equities, as well as corporate and government bonds and bond funds. Esopus was formed in 2005 by Andrew L. Sole and Joseph S. Criscione. Esopus is a successor-in-interest to Esopus Creek Capital LLC, a private investment fund, that was formed in 2002.

(4) Mellon HBV Alternative Strategies LLC: Mellon HBV is a Delaware limited liability company that is a registered investment adviser under the Investment Advisers Act of 1940. Mellon HBV was founded in February 1999 and subsequently acquired by Mellon Financial Corporation in June 2002. The goal of the group was to develop a series of event-driven strategies with low volatility and low correlation to the equity and bond markets, while providing high risk-adjusted returns. The initial team of seven professionals had a record of accomplishment of successfully managing funds for other institutions and has since grown to over 20 investment professionals based in New York and London.

The Concerned Stockholders have experience in investing their capital in public and private companies, including a number of companies in the telecommunications industry. The Concerned Stockholders have been long-term investors in Metromedia, including Laminar, which has owned shares of Common Stock since 2004. Certain of the Concerned Stockholders also have a history of actively approaching or challenging management, when they believe necessary, to help increase value for all stockholders. For more information on the Concerned Stockholders, please see the Schedule 13D/A publicly filed by them with the SEC on October 20, 2006.

We believe that Metromedia’s stockholders deserve a vote on the Proposed Transaction. That is why the Concerned Stockholders are supporting the election of the Independent Nominees and the adoption of the Two Stockholder Proposals at the Annual Meeting, and we have agreed to share the related costs. The Concerned Stockholders also have taken other actions to fight to protect the interests of all stockholders. See “PAST ACTIONS TAKEN BY THE CONCERNED STOCKHOLDERS TO ADDRESS OUR CONCERNS.”

WHY WE ARE WE MAKING THIS SOLICITATION

The Concerned Stockholders, currently with a collective ownership of approximately 24.5% of Metromedia’s common stock, are highly concerned by the Company’s history and its stated intention to close the Proposed Transaction without seeking approval by its common stockholders. We believe that the current Board of Directors of Metromedia is not fairly looking out for the interests of the common stockholders. We are therefore proposing an alternative. We anticipate that our Independent Nominees will be more responsive to the interests of all stockholders.

WHY WE ARE ASKING YOU TO SUPPORT OUR INDEPENDENT NOMINEES AND

OUR TWO STOCKHOLDER PROPOSALS

We believe Andrew L. Sole, Philip R. Broenniman, William F. “Mickey” Harley, Jerry Marcus and Goara Gabriella Volshteyn to be highly qualified nominees who are each committed to fighting for the rights of all Metromedia stockholders. Our Independent Nominees will advocate the interests and rights of all stockholders.

The Stockholders’ Rights Proposal, upon adoption, immediately amends the Company’s by-laws to require the Company to submit for approval by the stockholders of Metromedia certain strategic business combination transactions, including the Proposed Transaction. A majority of the stockholders entitled to vote on the merger or asset sale will be required for its approval. We believe this proposal is in the best interests of the Company’s stockholders due to Metromedia’s history of selling assets without seeking the consent of its stockholders and Metromedia’s stated intent to file for bankruptcy under Chapter 11 without seeking approval by the common stockholders of Metromedia of the Proposed Transaction.

The Transaction Vote Proposal will allow the stockholders of the Company to vote to approve or reject the Proposed Transaction. The Company has publicly stated that it intends to file for bankruptcy under Chapter 11 and avoid such a vote, which we believe undermines Delaware corporate law and stockholder democracy.

While it is our belief that the election of our Independent Nominees, the adoption of our Two Stockholder Proposals, and the enactment of our proposals should increase stockholder value, there can be no assurances of any such result.

The Independent Nominees are committed to a platform of professional management. If elected to a majority of the Board, the Independent Nominees will (a) engage a prominent investment bank to explore strategic alternatives for Metromedia and its assets on an objective, arm’s length basis, (b) objectively review the performance of the Company’s auditors and, if necessary or advisable, replace them, (c) objectively review the performance of the Company’s legal counsel and, if necessary or advisable, replace them, (d) objectively review the performance of Metromedia’s officers and management and, if necessary and advisable, replace them, (e) comply with Metromedia’s obligations to its stockholders and/or applicable Delaware and federal laws, and (f) improve responsiveness to the legitimate concerns of all stockholders.

OUR CONCERNS

The Concerned Stockholders have several concerns regarding Metromedia.

1.             We are concerned that the Company has failed to produce and issue audited financial statements for the past two years.

Metromedia has failed to provide financial statements for the last two years. The last audited financial statements were included in the Company’s last 10-K for the year ended December 31, 2003. Without audited financial statements, we don’t understand how:

•	The Company can fairly value its assets;.
•	The Company can determine whether it is being offered fair value for its assets;
•	The purchaser can know how much to offer for those assets;
•	The Board can fairly determine whether it is in the best interests of stockholders to sell its assets.

Laminar, one of the Concerned Stockholders, has repeatedly requested certain financial information and has yet to receive such information. The Company only recently (on October 2, 2006) released unaudited financial information, and it only did so after Metromedia had resolved to sell the Company.

Metromedia’s actions have potentially kept the price of the Common Stock below its true value. In our collective experience, when a company does not provide financial statements, its securities tend to trade lower because the public has no information about the underlying company that it is buying. We also believe that when a company repeatedly fails to produce and deliver its financial statements to its owners, the owners (and the public) generally lose confidence in that company, especially when it repeatedly fails to deliver financial statements on certain dates after stating that it will do so.

2.	We are concerned by the Company’s history regarding stockholders’ rights.

The Company has not held an annual stockholder meeting since November 5, 2003. Metromedia only called the 2006 Annual Meeting after Esopus, one of its stockholders, filed a lawsuit in Delaware demanding the calling of the meeting (See “PAST ACTIONS TAKEN BY THE CONCERNED STOCKHOLDERS TO ADDRESS OUR CONCERNS”). Without an annual stockholder meeting:

•	The stockholders, the true owners of the Company, have been denied their right to nominate, elect or remove Directors;
•	The stockholders have been denied their right to approve Metromedia’s auditors; and
•	The stockholders have been denied their right to submit proposals or to approve certain actions or to exercise other rights they have under Delaware corporate law.

Metromedia has publicly stated that it cannot call stockholder meetings because it is unable to solicit proxies due to the fact that it cannot produce audited financial statements. Unfortunately, instead of bringing the Company into compliance with required SEC periodic reporting requirements and producing audited financials, Metromedia has proposed to approve actions without stockholder votes. We do not understand why the current Board has not rectified this and has not required the publication of audited financial statements.

3.            Metromedia has sold other major assets without seeking or obtaining the approval of its stockholders.

In November 2004, Metromedia announced that it was in discussions to sell the Company to a group of investors for $300 million, subject to due diligence. In a January 2005 press release discussing this proposed sale, Metromedia stated that such sale required the approval of the Metromedia stockholders. In February 2005, Metromedia announced that the transaction was re-organized and that it had agreed instead to a sale of only its PeterStar assets for $215 million, subject to stockholder approval and other closing conditions (the “PeterStar Transaction”). In March 2005, Metromedia announced again its intention to file a proxy statement with the SEC in connection with seeking approval of the PeterStar Transaction. Much like the Proposed Transaction, members of

Metromedia’s management team were to receive incentive bonuses if the sale was completed by a certain date. However, in July 2005, following a “reexamination of its assets,” Metromedia suddenly announced that its stockholders would not be allowed to vote. When Metromedia finally concluded the PeterStar Transaction with certain investors for the amount of $215 million, it was done without any stockholder vote. (For more information on the history of Metromedia’s recent transactions and the PeterStar Transaction, please see “The Incredible Shrinking Metromedia,” by Heidi Brown, Forbes, October 10, 2006; available at www.forbes.com).

4.	We are very concerned by the Proposed Transaction.

In an 8-K filed by Metromedia with the SEC on October 2, 2006, the Company announced that it had entered into a letter of intent agreement to sell all of the Company’s business interests in the Republic of Georgia, a country in the former Soviet Union, for a cash price of $480 million to a group of investors comprised of (1) Istithmar PJSC, a privately incorporated investment company based in Dubai, United Arab Emirates, (2) Salford Georgia, the Georgian office of Salford Capital Partners Inc. a private equity and investment management company based in London, and (3) Emergent Telecom Ventures Limited, a communications merchant bank registered in Geneva, Switzerland (collectively, the “Offering Group”). The Company disclosed that if a binding sale and purchase agreement is executed with the Offering Group, the Company intends to undertake the sale to the Offering Group in accordance with section 363 of 11 U.S.C. ss.ss. 101 et seq in a case to be filed in the United States Court for the District of Delaware. The Company would file under Chapter 11 of the Bankruptcy Code despite the fact that it seems to be solvent. Based on Metromedia’s letter to Black Horse Advisors filed in its October 10, 2006 8-K (the “Black Horse Letter”) and other recent public filings, it seems that this Board is planning to use the bankruptcy process to get the asset sale it wants while denying you the vote you are entitled to under Delaware law. On October 24, 2006, the Company announced that Istithmar PJSC had withdrawn as a member of the Offering Group. It is fair to ask if the risk of this Proposed Transaction not closing is increasing.

The Company agreed to enter into the Proposed Transaction without hiring an investment banker to evaluate the market regarding such a sale and the Board did not “shop” the Company to any other prospective buyers.

In connection with the Proposed Transaction, the Company entered into lock-up and voting agreements with approximately 80% of Metromedia’s preferred stockholders who agreed to vote in favor of the Proposed Transaction in a Chapter 11 bankruptcy proceeding.

Additionally, if the Proposed Transaction closes by January 31, 2007, if the preferred stockholders receive at least $68 per share, and if certain other conditions are met, certain members of the Company’s management would receive incentive bonuses aggregating approximately $24 million.

Metromedia’s Board of Directors also approved incentive bonuses of $100,000 to the non-management Directors (John Chalsty, Alan Greene, Leonard White, Clark Johnson, David Gale and Wayne Henderson) if the Proposed Transaction closes prior to January 31, 2007 and the preferred stockholders get their desired minimum price of $68 per share. However, after Esopus and funds affiliated with Black Horse Advisors filed a lawsuit in the Delaware Chancery Court on October 19, 2006, against Metromedia and its Board (excluding William F. Harley III), the Company announced that these Directors changed their minds and agreed not to accept these bonuses. See “PAST ACTIONS TAKEN BY THE CONCERNED STOCKHOLDERS TO ADDRESS OUR CONCERNS: Esopus’ and Black Horse’s October 19, 2006 Action Against Metromedia to Enjoin the Proposed Transaction.”

For more information regarding the Proposed Transaction and the incentive bonuses proposed to be paid to Metromedia employees and Directors, please see the Company’s 8-K filed with the SEC on October 2, 2007.

In the Black Horse Letter the Company disclosed the fact that Mr. Hauf is permitted to discuss the possibility of continuing his employment with the Offering Group or their affiliates after the close of the Proposed Transaction.

What is particularly troubling to us is that neither we, nor anyone in our opinion, can properly evaluate whether the Proposed Transaction is fair to the common stockholders. Based on the information we do have, we believe that the Proposed Transaction is unfair to the common stockholders of the Company. Though we have not been provided with audited financial statements for more than two years, we believe that the assets are worth more than the $1.63 per share that the Proposed Transaction proposes to pay to the common stockholders under the terms of the Proposed Transaction. Even that $1.63 per share price is speculative, and will be further reduced by expenses Metromedia incurs before closing. Following Metromedia’s announcement of the Proposed Transaction, the price of its Common Stock declined by approximately 12%.

5.             We are concerned by Metromedia’s planned use of the U.S. Bankruptcy Court to avoid seeking stockholder approval of the Proposed Transaction.

Selling all or substantially all of a company’s assets is a transaction that under Delaware corporate law requires the approval of a corporation’s stockholders under Section 271 of the Delaware General Corporation Law. However, as the Black Horse Letter makes clear, the current Board intends to put the Company into bankruptcy and subsequently use federal bankruptcy law to avoid the stockholder vote that Delaware law requires. It is not an exaggeration to say that the State of Delaware grants stockholders a right to vote on the Proposed Transaction. The Concerned Stockholders believe that putting the Company into bankruptcy violates the letter and spirit of the bankruptcy laws. See “PAST ACTIONS TAKEN BY THE CONCERNED STOCKHOLDERS TO ADDRESS OUR CONCERNS: Esopus’ and Black Horse’s October 19, 2006 Action Against Metromedia to Enjoin the Proposed Transaction.” If this Board succeeds in its plan to disenfranchise stockholders, it will need only the approval of two-thirds of the preferred stockholders (who are likely to receive a windfall under the Proposed Transaction and who have already signed lock-up agreements approving the Proposed Transaction) and the approval of a bankruptcy judge. We believe that the Proposed Transaction is not in the best interests of the common stockholders. Consequently, we believe that the common stockholders should have a chance to vote on it -- as required by law.

The actions of the board of Metromedia have created a situation where the stockholders are completely disenfranchised from voting on the future of the Company. We are unable to voice our opinions and with the bankruptcy action that is proposed, will not have the ability to oppose the transaction other than through the upcoming stockholder meeting and through the proxy materials that are being circulated. We urge all stockholders to support our nominees and protect the value of our investment.

HOW THE ELECTION OF OUR NOMINEES AND APPROVAL OF OUR PROPOSALS WILL ADDRESS OUR CONCERNS

1.	Nomination of the Stockholder Nominees

We have nominated Andrew L. Sole, Philip R. Broenniman, William F. “Mickey” Harley III, Jerry Marcus and Goara Gabriella Volshteyn to serve as Directors of Metromedia, who, if elected, will represent a majority of the nine-member Board of Directors (assuming the Company does not try to subvert the common stockholders by expanding the size of the Board of Directors prior to the Annual Meeting), two of which are directorships elected by the preferred stockholders of the Company.

The Independent Nominees are committed to a platform of professional management. If elected to a majority of the Board, the Independent Nominees will (a) engage a prominent investment bank to explore strategic alternatives for Metromedia and its assets on an objective, arm’s length basis, (b) objectively review the performance of the Company’s auditors and, if necessary or advisable, replace them, (c) objectively review the performance of the Company’s legal counsel and, if necessary or advisable, replace them, (d) objectively review the performance of Metromedia’s officers and management and, if necessary and advisable, replace them, (e) comply with Metromedia’s obligations to its stockholders and/or applicable Delaware and federal laws, and (f) improve responsiveness to the legitimate concerns of all stockholders.

The Company alleges that, due to its inability to solicit proxies, a sale of Metromedia’s assets can only be reasonably accomplished through a section 363 sale under Chapter 11 of the Bankruptcy Code (which would not require the approval of the common stockholders). We disagree and if necessary we will explore other alternatives, including a sale of the Company’s assets in a bankruptcy proceeding that also provides for a vote of the common stockholders. Even in bankruptcy, the Company can structure a sale of the assets while holding a stockholder vote.

PLEASE vote your BLUE proxy card FOR Andrew L. Sole, Philip R. Broenniman, William F. “Mickey” Harley III, Jerry Marcus and Goara Gabriella Volshteyn.

2.	Our Two Stockholder Proposals

The Stockholders’ Rights Proposal is designed to require the Company to submit any business combination transaction to the stockholders for their approval, as required under Delaware corporate law. In the Proposed Transaction, Metromedia plans to file for bankruptcy under Chapter 11 despite the fact that it appears to be financially solvent. The Stockholder’s Rights Proposal would help to preserve your rights as stockholders.

PAST ACTIONS TAKEN BY THE CONCERNED STOCKHOLDERS TO ADDRESS OUR CONCERNS

A.	Letters by Mellon HBV Opposing the Proposed Sale of the Company in 2005

On January 5, 2005, and again on February 11, 2005, Mellon HBV sent a letter to Mark Hauf, the Company’s Chairman and Chief Executive Officer, to express its opposition to the terms of the proposed sale of the Company to a group of investors (a proposed sale that was announced back in November 2004) for $300 million. In its letters, Mellon HBV expressed its concerns with respect to the Company’s entering into exclusive negotiations with an investor group related to a non-binding proposal to acquire the Company. In the letters, Mellon HBV stated that it was concerned about the consideration allocated to senior management of the Company by Metromedia’s then Board and the failure of the Board to consider its fiduciary duties to the common stockholders. Mellon HBV also stated that if the proposed transaction was submitted for stockholder approval, it intended to solicit proxies to vote against it. Further, Mellon HBV recommended that the Board initiate an immediate auction to sell the Company’s PeterStar business and retain the MagtiCom business unless a buyer was found that was willing to pay a fair and reasonable price for the asset. These letters were attached to Schedule 13D filings made by Mellon HBV with the SEC on January 5, 2005 and February 11, 2005, respectively.

B.	Section 211 Action by Esopus

On August 18, 2006, Esopus commenced an action against Metromedia pursuant to 8 Del. C. § 211(c), filed in the Court of Chancery of the State of Delaware, New Castle County, and bearing case number C.A. No. 2358-N. The action was predicated on Metromedia’s failure to hold an annual meeting of stockholders, in order to elect directors, since November 5, 2003. Esopus requested in the action that Metromedia be compelled to schedule and hold an annual stockholders’ meeting on a date certain, in accordance with Delaware law.

By Stipulation and Order (the “Order”) dated September 26, 2006 (before announcement of the Proposed Transaction), the parties agreed and the Court directed, among other things, that (i) Metromedia shall hold its annual stockholders meeting on December 15, 2006, in New York City, New York, with a record date of November 1, 2006; (ii) all directorships shall be subject to election at the annual stockholders meeting; (iii) the shares of common stock represented at the annual stockholders meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the certificate of incorporation or by-laws of Metromedia to the contrary; and (iv) the annual stockholders meeting date, and the record date, shall not be changed without prior approval of Esopus or the Court of Chancery.

C.	Black Horse Advisor’s October 1, 2006 letter to the Board

On October 1, 2006, Black Horse Advisors sent a letter to the Board stating its objections to the Proposed Transaction, particularly the proposed use of the bankruptcy process, without first exploring strategic alternatives or releasing financial statements. Black Horse Advisors further questioned the Company’s penchant for undervaluing its assets, its failure to hire an investment banking team, its failure to shop the Company to other potential buyers, and its failure to consider the trading value of the Common Stock. The full letter is attached to Black Horse Advisors’ Schedule 13D publicly filed with the SEC on October 3, 2006.

D.	Formation of Stockholder Group

Concerned by the lack of audited financial statements, the terms of the Proposed Transaction, the threat by Metromedia to file for Bankruptcy under Chapter 11, and the other concerns described above, the Concerned Stockholders (other than Black Horse Advisors initially) agreed on October 5, 2006 to form a group as defined under Section 13d(3) of the Exchange Act to stop Metromedia from closing the Proposed Transaction on its current terms without your consent. Please see the Schedule 13D filed with the SEC by the Concerned Stockholder on October 10, 2006, as amended, for more information. On October 18, 2006 Cadence Investment Management, LLC withdrew from the Concerned Stockholders group. On October 18, 2006, Black Horse Advisors joined the Concerned Stockholders group.

E.	Esopus’ Submission Of A Notice Of Nomination Of Its Independent Nominees

On October 5, 2006, Esopus submitted its Notice of Nominations of Andrew L. Sole, Philip R. Broenniman, William F. “Mickey” Harley III, Jerry Marcus and Goara Gabriella Volshteyn for election as Directors at the Annual Meeting. We believe that Metromedia’s Directors are not looking out for the best interests of its common stockholders, and that our Independent Nominees will.

F.	Esopus’ Submission Of The Two Stockholder Proposals

On October 6, 2006, Esopus submitted its Notice of Business of the Two Stockholder Proposals to be submitted to the stockholders of the Company for approval at the Annual Meeting. With the Company’s history of not letting its common stockholders vote on major sales of its assets, Esopus felt and the Concerned Stockholders believe that this step was necessary to protect the right of Metromedia common stockholders, particularly the right of the common stockholders to vote on the sale of Metromedia’s remaining assets.

G.	Esopus’ October 18, 2006 Action against Metromedia to Enjoin the Proposed Transaction

On October 18, 2006, Esopus brought an action against Metromedia in Delaware Chancery Court to enjoin the Proposed Transaction based upon its belief that the Metromedia’s intention to commit or consummate the Proposed Transaction prior to the 2006 Annual Meeting violates the Delaware Chancery Court’s Order to conduct an annul meeting for the election of directors on December 15, 2006.

H.           Esopus’ and Black Horse’s October 19, 2006 Action against Metromedia to Enjoin the Proposed Transaction

On October 19, 2006, Black Horse Capital LP, Black Horse Capital (QP), LP and Black Horse Capital Offshore Ltd., three private investment funds affiliated with Black Horse (collectively, the “Black Horse Funds”) and Esopus brought a separate action in the Delaware Chancery Court against Metromedia and the Board (excluding William F. Harley III, who joined the Board following the announcement of the Proposed Transaction) also seeking to enjoin the Proposed Transaction based upon alleged breaches of fiduciary duties of care and loyalty and violation of Section 271 of the Delaware General Corporation Law requiring a stockholder vote for such an asset sale.

I.	Proxy Contest

To further the goals of all the common stockholders of the Company, the Concerned Stockholders, at our own expense, are delivering this proxy statement to you and are asking for your support. By voting for our nominees and the Two Stockholder Proposals, we believe that we can address the concerns stated above and make sure that your concerns, the concerns of the owners of Metromedia, are addressed.

The Independent Nominees are committed to a platform of professional management. If elected to a majority of the Board, the Independent Nominees will (a) engage a nationally recognized investment bank to explore strategic alternatives for Metromedia and its assets on an objective, arm’s length basis, (b) objectively review the performance of the Company’s auditors and, if necessary or advisable, replace them, (c) objectively review the performance of the Company’s legal counsel and, if necessary or advisable, replace them, (d) objectively review the performance of Metromedia’s officers and management and, if necessary and advisable, replace them, (e) comply with Metromedia’s obligations to its stockholders and/or applicable Delaware and federal laws, and (f) improve responsiveness to the legitimate concerns of all stockholders.

Although we and our nominees believe and hope that our proposed actions will help to increase the value of the Common Stock, it is possible that our nominees’ fiduciary obligations to you will lead our nominees to pursue alternative courses of action that they deem to be in your best interests.

CONCLUSION

If you believe that you, the true owners of the Company should have the opportunity to have a say in the future of Metromedia, we urge you to vote your BLUE proxy card FOR Andrew L. Sole, Philip R. Broenniman, William F. “Mickey” Harley III, Jerry Marcus and Goara Gabriella Volshteyn and FOR both the Stockholders’ Rights Proposal and the Transaction Vote Proposal.

Unless you attend the Annual Meeting in person, your proxy is the only means available for you to vote and be heard by your Company’s management and Board of Directors. YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE ACT TODAY.

ELECTION OF DIRECTORS

According to publicly available information, the Company’s Board of Directors currently consists of ten (10) Directors divided into three classes. However, to our knowledge, only nine directors will be up for election at the Annual Meeting. On October 10, 2006, the Company announced that it had temporarily increased the size of the Board of Directors by one (1) member and appointed William F. Harley III, one of our Independent Nominees, to serve as such Director until the Annual Meeting (at which time the number of directors on the Board would revert to nine). Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and qualified. With no Annual Meeting for three years, all Directors’ seats are up for election. The common stockholders have the right to elect seven (7) of the Board members. The preferred stockholders, pursuant to their rights under the Certificate of Designations, currently have the right to elect the other two (2) members. With nine (9) Board members up for election, the Concerned Stockholders nominated the five (5) Independent Nominees described below to serve in the classes of Directors that will have the longest terms of office.

We urge you to elect Andrew L. Sole, Philip R. Broenniman, William F. “Mickey” Harley III, Jerry Marcus and Goara Gabriella Volshteyn as Directors of the Company at the 2006 Annual Meeting. The Independent Nominees have furnished the information below concerning their principal occupations and business experience. Each of these nominees has consented to being named in this proxy statement and to serve as a Director of the Company if elected. If elected, each Stockholder Nominee will hold its office and serve for up to three years (depending on each Nominee’s actual term) and until a successor has been elected and qualified, or until his earlier resignation, death or removal. Although we have no reason to believe that any of the Independent Nominees will be unable to serve as a Director, if any one of them shall not be available for election, the persons named on the BLUE proxy card have agreed to vote for the election of such other nominees as we may propose. We urge you to carefully consider the qualifications and abilities of Mr. Sole, Mr. Broenniman, Mr. Harley, Mr. Marcus and Ms. Volshteyn to represent your interests.

Our five Independent Nominees for Director are:

Andrew L. Sole

Andrew L. Sole, age 42, is a managing member of Esopus Creek Advisors LLC, which is the general partner of Esopus. Mr. Sole has been a managing member of Esopus Creek Advisors LLC since 2005. From 2001 until 2005, Mr. Sole was a managing member of Esopus Creek Capital LLC and Esopus Creek Partners LLC, each a private investment fund that invested on behalf of high net worth individuals. In April 2005, Mr. Sole was appointed as a member to the USG Statutory Equity Holders Committee in the USG Bankruptcy case in Delaware. Andrew L. Sole also serves on behalf of Esopus Creek Advisors LLC as a member of the Official Committee of Unsecured Creditors in the Refco, Inc. bankruptcy in the United States Bankruptcy Court Southern District of New York. Esopus Creek Advisors LLC was appointed by the United States Trustee in March 2006.

Mr. Sole holds a B.S. degree in Mathematics from Union College, Schenectady, N.Y. Mr. Sole received his law degree from the Benjamin N. Cardozo School of Law at Yeshiva University, where he graduated cum laude and member of the order of the coif. He was admitted to practice law in New York.

As of the date of this proxy statement, Mr. Sole does not directly own any shares of Common Stock but may be deemed to beneficially own the 2,530,000 shares of Common Stock beneficially owned by Esopus as a result of being a Managing Member of Esopus Creek Advisors LLC. Mr. Sole is not the record holder of any shares of Metromedia stock.

Jerome Marcus

Jerome “Jerry” Marcus, age 56, retired in 2003 after serving as Vice President of Metromedia Fiber Network Inc. (MFNX) from 1998.    MFNX is a global fiber optic infrastructure company currently operating as AboveNet Inc. (ABVT).

During his tenure at MFNX he initiated and created a joint venture with BCT-Telus (BTS) to establish MFNX-Canada of which he was President. Additionally he established strategic relationships at the President - Board of Directors level with SBC Communications (T), Sprint Communications (S), EMC Corporation (EMC), Sun Microsystems Inc. (SUNW), Comdisco (CDCO), Keyspan Corporation (KSE), Lucent Technologies (LU), Nortel Networks Corp. (NT), and Cisco Systems Inc. (CSCO).

Prior to Metromedia Fiber Network, Inc., he was Vice President at ICon CMT Corporation (ICMT) from 1995 to 1998 which provided Internet infrastructure and system integration. ICon CMT was acquired by Qwest Communications International (Q) in 1998. He managed the company’s sales and business development organizations as the company grew from under $5M to over $100M in revenues. This growth was the result of executive relationships that he initiated and managed that included Bell Atlantic (VZ), Galileo International, a subsidiary of Cendant Corp. (CD), United Airlines (UAUA), Reuters Group (RTRSY), Business Wire, Netscape Communications, Microsoft Corporation (MSFT), CNet Networks (CNET) and CBS Corporation (CBS-A). Prior to Icon CMT he held various senior management roles with Sun Microsystems (SUNW). Serving on the Executive Compensation Committee he participated in the planning and implementation of policies to maximize the human resources of the field organization in the United States. In 1992 he headed efforts by Sun Microsystems to establish alternative distribution channels. Additionally he managed the day-to-day operations of a field organization that encompassed over 300 professionals that included sales, technical support, marketing and maintenance functions.

Jerry Marcus also currently serves on the Board of Directors or Advisory Board of the following companies: GolfTEC, ESeats.Com, Gestalt, and SevenEcho.  He has previously served on the Advisory Boards of Sun Microsystems (SUNW), Netscape Communications, BIAP Systems Inc., Nanotech Technology and The Help Desk Institute.

Jerry Marcus earned a Bachelor of Business Administration in Accounting, and a Masters in Computer Science from Baruch College, City University of New York.

As of the date of this proxy statement, Mr. Marcus does not own any shares of Common Stock, directly or indirectly.

William F. Harley III

William F. “Mickey” Harley III, age 43, is Co-Portfolio Manager and Chief Investment Officer of Mellon HBV, an investment adviser, and is principally responsible for the investment decisions for Mellon HBV. Before forming Mellon HBV in 2002, Mr. Harley was the Head of Research at Milton. Mr. Harley joined Milton in 1996, where he concentrated on analyzing investment opportunities, developing new investment strategies and managing the overall direction of the risk arbitrage portfolio. At the same time, he managed a proprietary event-driven distressed fund for Milton. Before joining Milton, Mr. Harley was a Vice President and Director of Allen & Company Inc. (“Allen”). At Allen, Mr. Harley was responsible for the day-to-day management and investment strategies of the arbitrage department that had assets under management in excess of $150 million. While at Allen, Mr. Harley also had investment banking responsibilities and co-managed proprietary funds focusing on turnarounds and banking. Mr. Harley graduated with a Masters in public and private management from Yale University’s School of Management in 1990 and with a Bachelor of Science degree in chemical engineering and a Bachelor of Arts degree in economics from Yale in 1986.

As of the date of this proxy statement, Mr. Harley does not directly own any shares of Common Stock but may be deemed to beneficially own the 7,907,610 shares of Common Stock and the 65 shares of Metromedia preferred stock beneficially owned by Mellon HBV as a result of being Co-Portfolio Manager and Chief Investment Officer of Mellon HBV. Mr. Harley is not the record holder of any shares of Metromedia stock.

Philip R. Broenniman

Philip R. Broenniman, age 41, is the founder and Managing Partner of Cadence Investment Management LLC (“Cadence Investment Management”) and Cadence Investment Partners, LLC (“Cadence Investment Partners”), an asset management firm that invests through Cadence Master, Ltd. and managed accounts on behalf of institutions and private clients. Mr. Broenniman has been Managing Partner of Cadence Investment Management and Cadence Investment Partners since June 2003. Prior to founding Cadence Investment Management and Cadence Investment Partners, he was a partner in and portfolio manager for Monarch Capital Holdings, Ltd., also an investment firm, from June 2001 to May 2003.

As of the date of this proxy statement, Mr. Broenniman directly owns 155,000 shares of Common Stock but may also be deemed to beneficially own 2,363,442 shares of Common Stock beneficially owned by Cadence Investment Management as a result of being Managing Partner of Cadence Investment Management. Mr. Broenniman is not the record holder of any shares of Metromedia stock.

Goara Gabriella Volshteyn

Goara Gabriella Volshteyn, age 32, has been Managing Member of Goara Gabriella Volshteyn, PLLC, a law firm specializing in the areas of Corporate law and Real Estate law, since 2001. Before that date, Mrs. Volshteyn has worked as an associate in the corporate department of Mound, Cotton, Wollan & Greengrass, the Securities Litigation department of Merrill Lynch, the United States Securities and Exchange Commission, and the New York State Department of Law, Office of Attorney General, Investor Protection & Securities Bureau.

As of the date of this notice, Mrs. Volshteyn does not own any shares of Common Stock, directly or indirectly.

The Independent Nominees bring broad experience from the worlds of finance, telecommunications and law. That range of experience will allow them to analyze and address the range of issues facing Metromedia. Just as importantly, the Independent Nominees are united by a commitment to work for you, the stockholders and owners of Metromedia. Elect the Independent Nominees and experience a Board majority that will advocate the interests and rights of all stockholders.

The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR the election of Andrew L. Sole, Philip R. Broenniman, William F. “Mickey” Harley III, Jerry Marcus and Goara Gabriella Volshteyn as Directors of the Company or withhold authority to vote for any of them by marking the proper box(es) on the BLUE proxy card. If no marking is made, you will be deemed to have given a direction to vote all of your shares of Common Stock FOR the election of each of Andrew L. Sole, Philip R. Broenniman, William F. “Mickey” Harley III, Jerry Marcus and Goara Gabriella Volshteyn.

We believe that it is in your best interest to elect the Independent Nominees as Directors of Metromedia at the Annual Meeting, and strongly recommend a vote “FOR” their election. Your vote is important regardless of the number of shares you own. Please act today by signing, dating and mailing your BLUE proxy card.

OUR PROPOSALS

We will present the following two proposals for approval by the Company’s stockholders at the Annual Meeting. These proposals, if passed by the stockholders, will immediately take effect without the need for any action of the Board.

1.	Stockholders’ Rights Proposal

NOW THEREFORE, BE IT RESOLVED, that pursuant to Section 109 of the Delaware General Corporation Law, Article Twelfth of the Corporation’s Restated Certificate of Incorporation and Article IX of the Corporation’s By-laws, the Corporation’s shareholders hereby amend Article III of the Corporation’s By-laws to add the following Section 15, such amendment to become effective following approval by holders of a majority of the shares of the Corporation’s common stock entitled to vote in the election of Directors of the Corporation.

“Section 15. The Board of Directors of the Corporation shall at no time consummate a Business Combination Transaction involving the Corporation without first (A) submitting such Business Combination Transaction to the vote of the shareholders of the Corporation and (B) obtaining a vote in favor of that Business Combination Transaction from a shareholders holding a majority of the voting interests entitled to vote thereon. For purposes of this Section 15, “Business Combination Transaction” means a transaction referred to in Section 271 or Sections 251-258 of the Delaware General Corporation Law. Nothing herein shall prevent the Board from proposing or consummating a Business Combination Transaction pursuant to a bankruptcy proceeding resulting from the actual insolvency of the Corporation, if such actions are approved by the bankruptcy court and are not intended to circumvent this Section 15.”

2.	The Transaction Vote Proposal

NOW THEREFORE, BE IT RESOLVED, that the Shareholders’ approval, by a vote of a majority of the outstanding common shares at an annual or special meeting, shall be required as a prerequisite to the consummation of the strategic transaction involving Istithmar PJSC, Salford Georgia and Emergent Telecom Ventures Limited described in the Corporation’s Form 8-K filed on October 2, 2006.

ADOPTION OF THE STOCKHOLDER PROPOSALS

Neither the Stockholders’ Rights Proposal nor the Transaction Vote Proposal is advisory. This means neither proposal allows the Board to merely take the demands of the stockholders under consideration without taking action. These proposals, if passed by the stockholders, will immediately take effect without the need for any action of the Board.

The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR the Stockholders’ Rights Proposal and FOR the Transaction Vote Proposal or withhold authority to vote for one or both of such stockholder proposals by marking the proper box(es) on the BLUE proxy card. If no marking is made, you will be deemed to have given a direction to vote all of your shares of Common Stock FOR both the Stockholders’ Rights Proposal and the Transaction Vote Proposal.

We believe that it is in your best interest to vote in favor of both of these stockholder proposals at the Annual Meeting, and strongly recommend a vote “FOR” both of the stockholder proposals. Your vote is important regardless of the number of shares you own. Please act today by signing, dating and mailing your BLUE proxy card.

OTHER MATTERS TO BE CONSIDERED AT THE 2006 ANNUAL MEETING

To our knowledge, no other matters are to be voted on at the Annual Meeting. If any other matters are to be voted on at the Annual Meeting, the Concerned Stockholders will vote their shares of Common Stock and all proxies held by them in accordance with their best judgment with respect to such matters.

VOTING RULES AND PROCEDURES

The Common Stockholders are entitled to vote for the election of seven (7) members of the Board of Directors. The preferred stockholders have the right to elect the other two (2) members of the Board of Directors. The shares of Common Stock are the only class of capital stock of the Company entitled to vote on proposals at the Annual Meeting. Every holder of Common Stock is entitled to one vote for each share of Common Stock held. Pursuant to the Order, whichever shares of Common Stock are represented at the Annual Meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

Under Delaware law, abstaining votes and broker non-votes are considered to be present for purposes of a quorum but are not deemed to be votes cast. A broker ‘non-vote’ occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions on how to vote from the beneficial owner.

Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a stockholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell or have sold your Common Stock after the Record Date. Accordingly, it is important that you vote the shares you held on the Record Date, or grant a proxy to vote such shares on the BLUE proxy card, even if you sell or have already sold your shares.

Election of Directors

As set forth in the Company’s By-laws, a plurality of the votes duly cast is required for the election of Directors. Consequently, only shares of Common Stock that are voted in favor of a particular nominee will be counted toward such nominee’s attaining a plurality of votes. Shares of Common Stock present at the meeting that are not voted for a particular nominee (including broker non-votes and shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such nominee) will not be counted toward such nominee’s attainment of a plurality.

Stockholder Proposals

The Stockholders’ Rights Proposal and the Transaction Vote Proposal will each be approved upon the affirmative vote of a majority of the holders of shares of Metromedia stock entitled to vote in the election of Directors at the Annual Meeting. Only shares of Common Stock that are voted in favor of a particular proposal will be counted toward such proposal’s attaining a majority of votes. Shares of Common Stock present at the meeting that are not voted for a particular proposal (including broker non-votes and shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such proposal) will not be counted toward such proposal’s attainment of a majority.

HOW TO DELIVER YOUR PROXY

If you are a registered stockholder, please promptly sign, date and mail the enclosed BLUE proxy card in the enclosed postage-paid envelope to the following address:

The Concerned Stockholders of Metromedia International Group, Inc.

c/o Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Please call Innisfree M&A Incorporated toll free (from the U.S. or Canada) at 1-877-800-5190 if you require assistance voting your shares or have any questions.

If you hold your shares through a bank, broker, custodian or other recordholder, please check the voting form used by that bank, broker, custodian or other recordholder, to see if it offers telephone or Internet voting. If these voting options are not available to you, please promptly sign, date and mail in the post-paid envelope provided in the enclosed BLUE proxy card (or voting instruction form) you received from the brokerage firm, bank nominee or other institutions in whose name your shares are held.

Your execution of the BLUE proxy card will not affect your right to attend the Annual Meeting and vote in person. Any proxy given by you may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation, or a later dated proxy for the Annual Meeting, to the Concerned Stockholders at the above address, or to the Secretary of Metromedia at its principal executive offices, or by voting in person at the Annual Meeting. If the BLUE proxy card is your latest proxy submission and no direction is given by you on such card, it will be deemed to be a direction to vote “FOR” the election of the Independent Nominees to serve as Directors of the Company and your approval of the Two Stockholder Proposals. REMEMBER, ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT. YOUR VOTE IS IMPORTANT -- PLEASE ACT TODAY.

Important Instructions For “Street Name” Stockholders

If any of your shares of Metromedia Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only that institution can sign a BLUE proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please promptly sign, date and mail in the postage-paid envelope provided the enclosed BLUE proxy card (or voting instruction form) you received from the brokerage firm, bank nominee or other institutions in whose name your shares are held. Please check the voting instruction form used by that broker, bank or other institution to see if it also offers telephone or Internet voting. Please do so for each account you maintain to ensure that all of your shares are voted.

To ensure that your shares are voted in accordance with your wishes, you should also contact the person responsible for your account and give instructions for a BLUE proxy card to be issued representing your shares of Common Stock.

CERTAIN INFORMATION CONCERNING THE CONCERNED STOCKHOLDERS

AND OTHER PARTICIPANTS IN THE SOLICITATION

Information concerning the Concerned Stockholders and the other participants in the solicitation contemplated by this proxy statement, as defined in the proxy rules promulgated by the SEC under the Exchange Act, is set forth below and on the Schedules attached hereto.

Black Horse Capital Advisors LLC

Black Horse Capital Advisors LLC, a Delaware limited liability company, serves as the investment manager of Black Horse Capital Offshore Ltd (“BH Offshore Fund”), a Cayman Islands exempted company. Black Horse Capital Management LLC (“Black Horse Management”), a Delaware limited liability company and affiliate of Black Horse Capital Advisors LLC, serves as the managing general partner of each of Black Horse Capital LP (“BH Domestic Fund”) and Black Horse Capital (QP) LP (“BH QP Fund”), Delaware limited partnerships. Brian Sheehy and Dale Chappell are the management members of Black Horse Advisors and Black Horse Management. The principal address of each of Black Horse Advisors, Black Horse Management, BH Domestic Fund, BH QP Fund, Mr. Sheehy and Mr. Chappell is 45 Rockefeller Plaza, 20th Floor, New York, New York 10111. The principal business address of BH Offshore Fund is c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

BH Offshore Fund directly owns 783,078 shares of Common Stock and 28,370 shares of Metromedia preferred stock. BH Domestic Fund directly owns 3,422,514 shares of Common Stock and 120,970 shares of Metromedia preferred stock. BH QP Fund directly owns 1,015,989 shares of Common Stock and 35,742 shares of Metromedia preferred stock. Mr. Sheehy directly owns 58,600 shares of Common Stock and 840 shares of Metromedia preferred stock. Collectively, the Black Horse Funds and Mr. Sheehy own 5,280,181 shares of Common Stock and 185,922 shares of Metromedia preferred stock (which are convertible into approximately 619,120 shares of Common Stock).

None of Black Horse Advisors, Black Horse Management, BH Offshore Fund, BH Domestic Fund, BH QP Fund, Mr. Sheehy or Mr. Chappell are the record holders of any shares of Common Stock.

Esopus Creek Value LP

Esopus, a Delaware limited partnership, is a private investment fund that invests on behalf of institutions and high net worth individuals. It has a business address at 500 Fifth Avenue, Suite 2620, New York, New York 10110. Esopus is currently the record holder of 1,125,000 shares of Common Stock and the beneficial owner of an additional 1,405,000 shares of Common Stock.

Esopus Creek Advisors LLC, a Delaware limited liability company, is the general partner of Esopus. Andrew L. Sole and Joseph S. Criscione are the managing members of Esopus Creek Advisors LLC. Each of Esopus Creek Advisors LLC, Mr. Sole and Mr. Criscione has a business address at 500 Fifth Avenue, Suite 2620, New York, New York 10110. None of Esopus Creek Advisors LLC, Mr. Sole or Mr. Criscione are the record holders of any shares of Common Stock.

D. E. Shaw Laminar Portfolios, L.L.C.

Laminar, a Delaware limited liability company, is a company that focuses primarily on credit-opportunities-related investment strategies. Laminar’s principal business address is 120 West Forty-Fifth Street, Floor 39, Tower 45, New York, New York 10036. Laminar owns 6,813,000 shares of Common Stock. It is not the record holder of any shares of Common Stock.

Laminar does not have any executive officers or directors. The principal business of D. E. Shaw & Co., L.P. (“DESCO LP”) is to act as an investment adviser to certain funds, including, without limitation, Laminar. The principal business of D. E. Shaw & Co., L.L.C. (“DESCO LLC”) is to act as managing member to certain funds, including, without limitation, Laminar. D. E. Shaw & Co., Inc., a Delaware corporation (“DESCO Inc.”), is the general partner of DESCO LP. D. E. Shaw & Co. II, Inc., a Delaware corporation (“DESCO II, Inc.”), is the managing member of DESCO LLC. David E. Shaw is the president and sole shareholder of DESCO Inc. and DESCO II, Inc.

The following employees of DESCO LP also may be soliciting proxies: Brandon Baer, Marc Sole and Sarah Johnson. None of Mr. Baer, Mr. Sole nor Ms. Johnson owns any shares of Common Stock.

Laminar directly owns 6,813,000 shares of Common Stock. None of Laminar, DESCO LP, DESCO LLC, DESCO Inc., DESCO II, Inc. or David E. Shaw is the record holder of any shares of Common Stock.

DESCO LP, as Laminar’s investment adviser, and DESCO LLC, as Laminar’s managing member, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the 6,813,000 shares of Common Stock beneficially owned by Laminar. As managing member of DESCO LLC, DESCO II, Inc. may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the 6,813,000 shares of Common Stock beneficially owned by Laminar. As general partner of DESCO LP, DESCO, Inc. may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the 6,813,000 shares of Common Stock beneficially owned by Laminar. None of DESCO LP, DESCO LLC, DESCO, Inc., or DESCO II, Inc., owns any shares of Common Stock of the Issuer directly and each such entity disclaims beneficial ownership of the 6,813,000 shares of Common Stock beneficially owned by Laminar. In addition, DESCO LP, DESCO LLC, DESCO, Inc., and DESCO II, Inc. each disclaims beneficial ownership of the 23,150,127 shares of Common Stock beneficially owned by the other Concerned Stockholders and their affiliates.

David E. Shaw does not own any shares of Common Stock directly. By virtue of David E. Shaw’s position as president and sole shareholder of DESCO, Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as president and sole shareholder of DESCO II, Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the 6,813,000 shares of Common Stock owned by Laminar and, therefore, David E. Shaw may be deemed to be the indirect beneficial owner of such shares. David E. Shaw disclaims beneficial ownership of the 6,813,000 shares of Common Stock beneficially owned by Laminar. In addition, David E. Shaw disclaims beneficial ownership of the Common Stock beneficially owned by the other Concerned Stockholders and their affiliates.

Mellon HBV Alternative Strategies LLC

Mellon HBV is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Its principal business address is 200 Park Avenue, 54th floor, New York, New York 10166. Mellon Adviser beneficially owns 7,907,610 shares of Common Stock and 65 shares of Metromedia preferred stock (which are convertible into approximately 216 shares of Common Stock) through funds for which it serves as investment adviser. It is not the record holder of any shares of Common Stock.

The following employees of Mellon HBV also may be soliciting proxies: Michael W. Hawthorne. Mr. Hawthorne does not own any shares of Common Stock.

The Concerned Stockholders and their affiliates may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act. As such, the group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) all of the shares of Common Stock beneficially owned by the other Concerned Stockholders.         Collectively, the Concerned Stockholders beneficially own 23,150,127, representing 24.5% of all the issued and outstanding shares of Common Stock.

The holdings of the participants are all as of November [___], 2006.

No part of the purchase price or market value of any of the shares purchased and owned beneficially, directly or indirectly by the Independent Nominees or the other participants was borrowed or otherwise obtained for the purpose of acquiring or holding such Metromedia securities. Except as described below, all such shares were purchased through such nominee’s or participant’s working capital or personal funds, as applicable. With respect to the shares of Common Stock acquired by Esopus and the Black Horse Funds, in the normal course of their business, they purchase securities using funds from their general accounts and funds borrowed against securities they already own. None of these participants can determine whether any funds they allocated to purchase Metromedia securities were from their general accounts or from borrowings against securities they already own.

Please see Schedule 1 at the back of this proxy statement for a list of all transactions in the Company’s Common Stock by the Concerned Stockholders, the Independent Nominees and the other participants in this solicitation during the past two years.

Except as set forth in this proxy statement (including the Schedules attached hereto), none of the Concerned Stockholders or, to the knowledge of the Concerned Stockholders, the Independent Nominees or any other participant in this solicitation or any of their respective associates: (i) directly or indirectly beneficially owns any shares of Common Stock or any other securities of the Company or any of its subsidiaries except as set forth in this proxy statement; (ii) has had any relationship with the Company in any capacity other than as a stockholder, or is or has been a party to any transaction, or series of similar transactions, since the beginning of Company’s last fiscal year with respect to any shares of the Company; (iii) has been a party to or had or will have, a direct or indirect material interest in any transaction, series of transactions, or any currently proposed transaction or series of transactions, to which Metromedia or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; or (v) has been indebted to the Company or any of its subsidiaries since the beginning of the Company’s last fiscal year.

In addition, other than as set forth in this proxy statement (including the Schedules hereto), there are no contracts, arrangements or understandings entered into by the Concerned Stockholders, the Independent Nominees or any other participant in this solicitation or any of their respective associates within the past year with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as set forth in this proxy statement (including the Schedules hereto), none of the Concerned Stockholders, the Independent Nominees or any other participant in this solicitation or any of their respective associates has any knowledge of or been engaged in any contracts, negotiations or transactions with the Company or its affiliates concerning a merger, consolidation, acquisition, tender offer or other acquisition of securities, or a sale or other transfer of a material amount of assets other than what has been publicly filed by the Company or third parties with the SEC; or has had any other transaction (other than this proxy solicitation and matters incidental thereto) with the Company or any of its executive officers, directors, subsidiaries or affiliates that would require disclosure under the rules and regulations of the SEC.

Except as set forth in this proxy statement (including the Schedules hereto), none of the Concerned Stockholders, the Independent Nominees or any other participant in this solicitation or any of their respective associates, has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as set forth in this proxy statement (including the Schedules hereto), none of the Independent Nominees, in the past five (5) years, has been a party to any legal proceeding or subject to any judgment, order or decree of the type described in Item 401(f) of Regulation S-K.

Except as set forth in this proxy statement (including the Schedules hereto), none of the Independent Nominees is involved in any material proceeding to which any of them is a party adverse to Metromedia or any of its subsidiaries or has a material interest adverse to Metromedia or any of its subsidiaries.

Except as set forth in this proxy statement (including the Schedules hereto), none of the Independent Nominees or other participants in this solicitation has a family relationship with any director, executive officer, or other person nominated or chosen by Metromedia to become a director or executive officer, except that Marc Sole is a cousin of Andrew L. Sole.

With respect to the information of security ownership of certain beneficial owners and management of Metromedia, as required by Item 403 of Regulation S-K, none of the nominees has any knowledge outside of what has been filed by the Company, beneficial owners of 5% of the Common Stock and the individual executive officers and Directors of Metromedia made publicly available.

None of the Concerned Stockholders or the other participants in this solicitation has a substantial interest, direct or indirect, by security holdings or otherwise, that will to their knowledge be acted upon at the 2006 Annual Meeting, other than the election of the Independent Nominees for Director and the Two Stockholder Proposals.

None of the Independent Nominees has a substantial interest, direct or indirect, by security holdings or otherwise, that will to their knowledge be acted upon at the 2006 Annual Meeting other than as to their election as Directors. No other participant has a substantial interest, direct or indirect, by security holdings or otherwise, that will to their knowledge be acted upon at the 2006 Annual Meeting.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

Certain information regarding each person, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to own “beneficially” as such term is defined in Rule 13d-3 under the Exchange Act, more than 5% of the Company’s outstanding Common Stock can be found in the Company’s proxy statement for the Annual Meeting if and when the Company files one (the “Company Proxy Statement”), or in other publicly filed documents.

FACTS ABOUT OUR SOLICITATION OF PROXIES

We may solicit proxies by mail, advertisement, telephone, facsimile, the internet, e-mail, and in person. Solicitations may be made by our agents and/or their employees, none of whom, except Innisfree M&A Incorporated, will receive any additional compensation for such solicitations. We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of our solicitation materials to the beneficial owners of the shares of Common Stock which such individuals or entities hold of record. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to the beneficial owners of the Common Stock.

We expect the total cost of this solicitation to be approximately [$]. Innisfree M&A Incorporated has been retained for solicitation and advisory services in connection with the solicitation of proxies for an estimated fee of [$], and the Concerned Stockholders will reimburse Innisfree M&A Incorporated, Inc. for certain reasonable out-of-pocket expenses. The Concerned Stockholders have agreed to indemnify Innisfree M&A Incorporated against certain liabilities and expenses relating to this proxy solicitation.

The Concerned Stockholders will pay all costs associated with our solicitation of proxies.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

The date on which stockholders must provide notice to the Company to have their proposals would normally be included in the Company’s proxy statement for its 2006 Annual Meeting. However, since the Company has not produced a proxy statement in connection with the Annual Meeting and has publicly stated that it will not be able to, the Concerned Stockholders are not able to provide you with this information at this time.

THIS BOARD HAS DENIED YOU THE RIGHT TO VOTE FOR THREE YEARS AND HAD TO BE ORDERED BY A COURT TO HOLD A MEETING. THIS MAY BE YOUR LAST CHANCE TO VOTE.

PLEASE INDICATE YOUR SUPPORT OF ANDREW L. SOLE, PHILIP R. BROENNIMAN, WILLIAM F. “MICKEY” HARLEY III, JERRY MARCUS AND GOARA GABRIELLA VOLSHTEYN AS DIRECTORS OF METROMEDIA AND OF OUR TWO STOCKHOLDER PROPOSALS BY PROMPTLY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY TO ESOPUS CREEK VALUE LP, ET. AL., IN THE POSTAGE PAID ENVELOPE PROVIDED. PROXIES MAY ALSO BE FORWARDED TO INNISFREE M&A INCORPORATED, 501 MADISON AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10022.

Please call Innisfree M&A Incorporated toll free (in the U.S. or Canada) at 1-877-800-5190 if you have any questions or need assistance.

No postage is necessary if you mail the proxy card from within the United States.

BLACK HORSE CAPITAL ADVISORS LLC

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

ESOPUS CREEK VALUE LP

MELLON HBV ALTERNATIVE STRATEGIES LLC

[______], 2006

SCHEDULE 1

Schedule of Transactions

Purchases and Sales of the Company’s Common Stock During the Past Two Years by ESOPUS CREEK VALUE LP AND ITS AFFILIATES
Date	Type of Transaction	Shares
08/26/2005	Purchase	100,000
09/19/2005	Sale	100,000
01/31/2006	Purchase	100,000
02/01/2006	Purchase	650,000
02/06/2006	Purchase	250,000
06/08/2006	Purchase	150,000
10/02/2006	Purchase	790,000
10/03/2006	Purchase	590,000

Purchases and Sales of the Company’s Common Stock During the Past Two Years by ESOPUS CREEK CAPITAL LLC
Date	Type of Transaction	Shares
11/17/2004	Purchase	24,000
11/18/2004	Purchase	17,500
11/22/2004	Purchase	5,000
11/19/2004	Purchase	15,000
11/30/2004	Purchase	20,000
12/01/2004	Purchase	30,000
12/01/2004	Purchase	100,000
12/02/2004	Purchase	50,000
12/06/2004	Purchase	20,000
12/07/2004	Purchase	250,000
12/07/2004	Purchase	750,000
12/08/2004	Purchase	50,000

12/08/2004	Purchase	193,450
12/15/2004	Purchase	5,000
12/15/2004	Purchase	115,000
12/17/2004	Purchase	25,000
12/20/2004	Purchase	100,000
12/21/2004	Purchase	25,000
12/21/2004	Purchase	17,500
12/22/2004	Purchase	75,000
12/23/2004	Purchase	35,500
12/23/2004	Purchase	77,100
03/14/2005	Transfer(1)	(2,000,000)
08/10/2005	Transfer(2)	(50)

Purchases and Sales of the Company’s Common Stock During the Past Two Years by ESOPUS CREEK PARTNERS LLC
Date	Type of Transaction	Shares
03/14/2005	Transfer(1)	2,000,000
03/17/2005	Sale	(57,000)
03/21/2005	Sale	(57,000)
03/21/2005	Sale	(5,000)
04/06/2005	Sale	(91,500)
04/07/2005	Sale	(45,100)
04/08/2005	Sale	(33,000)
04/11/2005	Sale	(5,500)
04/12/2005	Sale	(27,500)
04/12/2005	Sale	(8,700)
04/13/2005	Sale	(67,500)
04/13/2005	Sale	(6,500)

05/31/2005	Sale	(595,000)
06/29/2005	Sale	(1,000,000)
08/10/2005	Transfer(2)	50
07/11/2006	Sale	(50)

(1) On March 14, 2005, Esopus Creek Capital LLC (“EEC”), a private investment fund (no longer in existence) under common management with Esopus Creek Value L.P. (“Esopus”) transferred 2,000,000 shares of Metromedia International Group, Inc. common stock (“Common Stock”) to Esopus Creek Partners LLC (“ECP”) , another private investment fund under common management with Esopus.

(2) On August 10, 2005, EEC transferred 50 shares of Common Stock to ECP.

Purchases and Sales of the Company’s Common Stock During the Past Two Years by D.E. SHAW LAMINAR PORTFOLIOS, L.L.C.
Date	Type of Transaction	Shares
12/07/2004	Purchase	4,600,000
3/16/2005	Sale	250,000
3/16/2005	Sale	100,000
5/31/2005	Purchase	595,000
6/08/2005	Purchase	4,000
6/13/2005	Purchase	9,300
6/14/2005	Purchase	4,200
6/29/2005	Purchase	2,520,500
9/19/2005	Sale	51,000
9/20/2005	Sale	175,000
9/29/2005	Sale	25,000
9/30/2005	Sale	50,000
10/04/2005	Sale	5,000
10/11/2005	Sale	423,000
10/03/2006	Purchase	159,000

Purchases and Sales of the Company’s Common Stock During the Past Two Years by BLACK HORSE CAPITAL LP
Date	Type of Transaction	Shares
01/10/2005	Purchase	133,262
01/11/2005	Purchase	110,000
01/14/2005	Purchase	12,498
01/24/2005	Purchase	77,500
01/26/2005	Purchase	177,270
01/28/2005	Purchase	94,500
02/01/2005	Purchase	7,500
02/01/2005	Purchase	50,000
02/18/2005	Purchase	85,916
02/18/2005	Purchase	104,100
02/22/2005	Purchase	25,000
02/22/2005	Purchase	50,000
02/23/2005	Purchase	5,000
02/24/2005	Purchase	13,400
03/01/2005	Purchase	5,000
03/02/2005	Purchase	12,000
03/03/2005	Purchase	15,000
03/04/2005	Purchase	7,500
03/04/2005	Purchase	25,000
03/07/2005	Purchase	15,000
03/07/2005	Purchase	42,500
03/10/2005	Purchase	25,000
03/11/2005	Purchase	60,000
03/18/2005	Purchase	20,000
03/21/2005	Purchase	7,000

03/21/2005	Purchase	49,500
03/28/2005	Purchase	20,000
03/28/2005	Purchase	40,500
03/30/2005	Purchase	15,500
03/31/2005	Purchase	10,000
03/31/2005	Purchase	6,000
04/01/2005	Purchase	20,200
04/04/2005	Purchase	10,000
04/05/2005	Purchase	13,526
04/06/2005	Purchase	23,500
04/07/2005	Purchase	12,527
04/08/2005	Purchase	7,000
04/11/2005	Purchase	19,722
04/12/2005	Purchase	27,224
04/13/2005	Purchase	25,000
04/14/2005	Purchase	55,000
04/15/2005	Purchase	10,000
04/15/2005	Purchase	20,000
05/02/2005	Purchase	15,000
05/02/2005	Purchase	20,000
05/03/2005	Purchase	40,000
05/04/2005	Purchase	15,000
05/10/2005	Purchase	15,463
05/16/2005	Purchase	15,000
05/17/2005	Purchase	12,500
05/18/2005	Purchase	15,000
07/08/2005	Purchase	10,000
07/12/2005	Purchase	36,162

07/13/2005	Purchase	10,000
07/14/2005	Purchase	78,000
07/15/2005	Purchase	13,000
07/18/2005	Purchase	5,000
07/20/2005	Purchase	47,492
07/25/2005	Purchase	804
07/27/2005	Purchase	4,018
07/28/2005	Purchase	120,540
07/29/2005	Purchase	8,036
08/16/2005	Purchase	2,500
08/17/2005	Purchase	96,564
08/18/2005	Purchase	10,059
08/19/2005	Purchase	40,235
08/22/2005	Purchase	20,118
08/26/2005	Purchase	24,141
08/29/2005	Purchase	1,610
09/16/2005	Purchase	35,996
09/19/2005	Purchase	141,160
09/29/2005	Purchase	160,000
09/30/2005	Purchase	25,000
10/03/2005	Purchase	154,000
10/12/2005	Purchase	65,046
10/17/2005	Purchase	28,521
10/24/2005	Purchase	2,558
10/25/2005	Purchase	3,318
10/26/2005	Purchase	9,329
10/27/2005	Purchase	1,037

10/28/2005	Purchase	203,845
10/31/2005	Purchase	23,840
11/03/2005	Purchase	9,861
11/08/2005	Purchase	4,921
11/16/2005	Purchase	7,100
11/17/2005	Purchase	9,534
11/18/2005	Purchase	6,246
11/25/2005	Purchase	6,173
12/23/2005	Purchase	4,974
01/12/2006	Purchase	18,311
01/17/2006	Purchase	8,545
01/19/2006	Purchase	6,865
01/26/2006	Purchase	2,479
01/31/2006	Purchase	7,741
02/03/2006	Purchase	8,138
06/20/2006	Purchase	24,328
06/20/2006	Purchase	23,013
06/21/2006	Purchase	3,354
06/22/2006	Purchase	46,025
06/23/2006	Purchase	98,625
06/30/2006	Purchase	12,332
07/13/2006	Purchase	1,626
08/22/2006	Purchase	6,884
08/23/2006	Purchase	6,825
08/25/2006	Purchase	1,626
10/02/2006	Purchase	1,951

Purchases and Sales of the Company’s Preferred Stock

During the Past Two Years by

BLACK HORSE CAPITAL LP

Date	Type of Transaction	Shares
02/15/2005	Purchase	12,400
02/16/2005	Purchase	14,500
02/18/2005	Purchase	6,000
02/24/2005	Purchase	10,000
03/10/2005	Purchase	5,000
03/18/2005	Purchase	5,000
03/23/2005	Purchase	500
03/29/2005	Purchase	1,000
04/13/2005	Purchase	500
04/14/2005	Purchase	1,342
04/15/2005	Purchase	1,000
04/19/2005	Purchase	1,000
05/12/2005	Purchase	500
05/12/2005	Purchase	1,500
05/13/2005	Purchase	4,000
05/16/2005	Purchase	1,000
05/20/2005	Purchase	3,000
05/26/2005	Purchase	2,500
05/31/2005	Purchase	2,500
07/15/2005	Purchase	1,808
07/19/2005	Purchase	643
07/20/2005	Purchase	724
07/21/2005	Purchase	804
07/22/2005	Purchase	402
07/25/2005	Purchase	1,045

07/26/2005	Purchase	402
08/01/2005	Purchase	22,662
08/04/2005	Purchase	1,771
08/09/2005	Purchase	1,455
08/10/2005	Purchase	161
08/11/2005	Purchase	1,610
08/17/2005	Purchase	1,449
01/27/2006	Purchase	600
02/06/2006	Purchase	1,000
02/24/2006	Purchase	600
05/18/2006	Purchase	330
05/19/2006	Purchase	1,316
05/23/2006	Purchase	374
05/30/2006	Purchase	66
05/30/2006	Purchase	285
05/31/2006	Purchase	659
07/14/2006	Purchase	82
08/10/2006	Purchase	651
08/15/2006	Purchase	651
08/16/2006	Purchase	651
08/22/2006	Purchase	4,031
10/02/2006	Purchase	1,496

Purchases and Sales of the Company’s Common Stock

During the Past Two Years by

BLACK HORSE CAPITAL (QP) LP

Date	Type of Transaction	Shares
09/06/2005	Purchase	20,000
09/07/2005	Purchase	12,635
09/08/2005	Purchase	5,870
09/09/2005	Purchase	22,700
09/12/2005	Purchase	7,000
09/13/2005	Purchase	4,000
09/14/2005	Purchase	3,100
09/15/2005	Purchase	55,000
09/16/2005	Purchase	256,248
09/19/2005	Purchase	24,500
09/28/2005	Purchase	2,000
09/29/2005	Purchase	160,000
09/30/2005	Purchase	25,000
10/03/2005	Purchase	11,000
10/05/2005	Purchase	5,205
10/07/2005	Purchase	6,349
10/11/2005	Purchase	10,000
10/12/2005	Purchase	14,808
10/17/2005	Purchase	6,479
10/24/2005	Purchase	580
10/25/2005	Purchase	753
10/26/2005	Purchase	2,119
10/27/2005	Purchase	235
10/28/2005	Purchase	5,000
10/28/2005	Purchase	46,315
10/31/2005	Purchase	220,916

11/03/2005	Purchase	7,962
11/08/2005	Purchase	1,478
11/16/2005	Purchase	2,133
11/17/2005	Purchase	2,863
11/18/2005	Purchase	1,876
11/25/2005	Purchase	1,854
12/23/2005	Purchase	1,493
01/31/2006	Purchase	2,259
06/20/2006	Purchase	7,100
06/20/2006	Purchase	6,716
06/21/2006	Purchase	978
06/22/2006	Purchase	13,433
06/23/2006	Purchase	28,785
06/30/2006	Purchase	3,598
07/13/2006	Purchase	485
08/22/2006	Purchase	2,057
08/23/2006	Purchase	2,040
08/25/2006	Purchase	485
10/02/2006	Purchase	582

Purchases and Sales of the Company’s Preferred Stock

During the Past Two Years by

BLACK HORSE CAPITAL (QP) LP

Date	Type of Transaction	Shares
09/06/2005	Purchase	1,600
09/07/2005	Purchase	500
09/09/2005	Purchase	500
09/12/2005	Purchase	600
09/13/2005	Purchase	700
09/15/2005	Purchase	1,000
09/21/2005	Purchase	5,800
09/30/2005	Purchase	17,000
10/24/2005	Purchase	800
10/28/2005	Purchase	207
10/31/2005	Purchase	1,000
11/01/2005	Purchase	1,900
11/30/2005	Purchase	1,000
05/18/2006	Purchase	95
05/19/2006	Purchase	383
05/23/2006	Purchase	108
05/30/2006	Purchase	19
05/30/2006	Purchase	83
05/31/2006	Purchase	191
07/14/2006	Purchase	24
08/10/2006	Purchase	194
08/15/2006	Purchase	194
08/16/2006	Purchase	194
08/22/2006	Purchase	1,204
10/02/2006	Purchase	446

Purchases and Sales of the Company’s Common Stock

During the Past Two Years by

BLACK HORSE OFFSHORE LTD.

Date	Type of Transaction	Shares
02/25/2005	Purchase	33,000
02/28/2005	Purchase	29,000
03/22/2005	Purchase	10,000
03/23/2005	Purchase	20,000
03/24/2005	Purchase	95,000
07/01/2005	Purchase	7,500
07/05/2005	Purchase	10,000
07/07/2005	Purchase	8,101
07/07/2005	Purchase	40,000
07/11/2005	Purchase	200,000
07/12/2005	Purchase	8,838
07/20/2005	Purchase	5,008
07/25/2005	Purchase	196
07/27/2005	Purchase	982
07/28/2005	Purchase	29,460
07/29/2005	Purchase	1,964
08/17/2005	Purchase	23,436
08/18/2005	Purchase	2,441
08/19/2005	Purchase	9,765
08/22/2005	Purchase	4,882
08/26/2005	Purchase	5,859
08/29/2005	Purchase	390
09/16/2005	Purchase	8,756
09/19/2005	Purchase	34,340
10/07/2005	Purchase	6,151
10/11/2005	Purchase	20,000

10/12/2005	Purchase	14,346
10/17/2005	Purchase	5,000
10/24/2005	Purchase	562
10/25/2005	Purchase	729
10/26/2005	Purchase	2,052
10/27/2005	Purchase	228
10/28/2005	Purchase	44,840
10/31/2005	Purchase	5,244
11/03/2005	Purchase	2,177
11/08/2005	Purchase	1,085
11/16/2005	Purchase	1,567
11/17/2005	Purchase	2,103
11/18/2005	Purchase	1378
11/25/2005	Purchase	1,362
12/23/2005	Purchase	1,097
01/06/2006	Purchase	10,500
01/10/2006	Purchase	11,500
01/12/2006	Purchase	4,189
01/17/2006	Purchase	1,955
01/19/2006	Purchase	1,570
01/26/2006	Purchase	567
02/03/2006	Purchase	1,862
06/20/2006	Purchase	5,572
06/20/2006	Purchase	5,271
06/21/2006	Purchase	768
06/22/2006	Purchase	10,542
06/23/2006	Purchase	22,590
06/30/2006	Purchase	2,824

07/13/2006	Purchase	389
08/22/2006	Purchase	1,649
08/23/2006	Purchase	1,635
08/25/2006	Purchase	389
10/02/2006	Purchase	467

Purchases and Sales of the Company’s Preferred Stock

During the Past Two Years by

BLACK HORSE CAPITAL OFFSHORE LTD.

Date	Type of Transaction	Shares
03/16/2005	Purchase	6,600
05/06/2005	Purchase	3,500
07/11/2005	Purchase	500
07/12/2005	Purchase	600
07/14/2005	Purchase	3,400
07/15/2005	Purchase	3,192
07/19/2005	Purchase	157
07/20/2005	Purchase	176
07/21/2005	Purchase	196
07/22/2005	Purchase	98
07/25/2005	Purchase	255
07/26/2005	Purchase	98
08/01/2005	Purchase	5,538
08/04/2005	Purchase	429
08/09/2005	Purchase	353
08/10/2005	Purchase	39
08/11/2005	Purchase	390
08/17/2005	Purchase	351
05/18/2006	Purchase	75
05/19/2006	Purchase	301
05/23/2006	Purchase	85
05/30/2006	Purchase	15
05/30/2006	Purchase	65
05/31/2006	Purchase	150
07/14/2006	Purchase	19
08/10/2006	Purchase	155

08/15/2006	Purchase	155
08/16/2006	Purchase	155
08/22/2006	Purchase	965
10/02/2006	Purchase	358

Purchases and Sales of the Company’s Common Stock

During the Past Two Years by

MELLON HBV ALTERNATIVE STRATEGIES LLC

Date	Type of Transaction	Shares
12/23/2004	Buy	5,000,000
12/30/2004	Buy	30,000
12/31/2004	Buy	88,811
12/31/2004	Buy	86,000
1/4/2005	Buy	190,000
1/4/2005	Buy	312,500
1/27/2005	Buy	2,500
1/31/2005	Buy	267,000
2/3/2005	Buy	200,000
2/18/2005	Sell	94,990
2/22/2005	Sell	30,000
3/10/2005	Buy	50,000
3/10/2005	Sell	68,400
3/11/2005	Sell	200,000
3/14/2005	Sell	225,000
3/15/2005	Sell	250,000
3/16/2005	Sell	175,000
3/21/2005	Buy	40,000
3/28/2005	Buy	83,500
3/30/2005	Buy	25,000
3/31/2005	Buy	30,000
3/31/2005	Buy	12,500
3/31/2005	Buy	100,000
4/1/2005	Buy	15,000
4/1/2005	Buy	150,000
4/4/2005	Buy	4,000

4/4/2005	Buy	40000
4/5/2005	Buy	5,500
4/5/2005	Buy	25,000
4/6/2005	Buy	20,000
4/12/2005	Buy	30,000
4/13/2005	Buy	55,000
4/14/2005	Buy	55,000
4/15/2005	Buy	7,500
4/15/2005	Buy	28,000
4/22/2005	Buy	50,000
4/22/2005	Buy	10,000
4/25/2005	Buy	1,000
4/26/2005	Buy	25,000
4/27/2005	Buy	2,000
4/27/2005	Buy	300,000
4/28/2005	Buy	50,000
4/29/2005	Buy	125,000
4/29/2005	Buy	50,000
4/29/2005	Buy	15,000
4/29/2005	Buy	50,000
5/2/2005	Buy	18,000
5/2/2005	Buy	50,000
5/3/2005	Buy	25,000
5/3/2005	Buy	100,000
5/3/2005	Buy	25,000
5/4/2005	Buy	36,400
5/5/2005	Buy	137,000

5/10/2005	Buy	40,000
5/13/2005	Buy	2,000
5/13/2005	Buy	250,000
5/19/2005	Buy	5,000
5/19/2005	Buy	6,000
5/20/2005	Buy	5,000
5/23/2005	Buy	10,000
5/23/2005	Buy	16,500
6/8/2005	Buy	2,000
6/10/2005	Buy	2,500
6/16/2005	Sell	3,500
6/27/2005	Buy	1,428,626
6/27/2005	Sell	1,428,626
6/28/2005	Buy	2,500
6/30/2005	Sell	10,000
6/30/2005	Sell	4,600
6/30/2005	Buy	500
7/5/2005	Sell	10,000
7/5/2005	Sell	10,500
7/11/2005	Sell	20,000
7/12/2005	Sell	2,500
7/12/2005	Sell	30,000
7/13/2005	Buy	2,500
7/14/2005	Sell	25,000
7/15/2005	Sell	5,000
7/15/2005	Buy	500
7/18/2005	Buy	5,300

7/19/2005	Sell	1,200
7/19/2005	Buy	2,000
7/20/2005	Sell	175,000
7/20/2005	Buy	2,000
7/21/2005	Buy	2,000
7/25/2005	Buy	2,700
7/26/2005	Buy	4,000
7/27/2005	Buy	2,500
7/28/2005	Sell	60,000
7/28/2005	Sell	54,800
7/28/2005	Buy	4,500
7/29/2005	Buy	5,000
7/29/2005	Buy	7,500
8/1/2005	Sell	7,800
8/1/2005	Buy	2,000
8/1/2005	Buy	5,000
8/2/2005	Sell	10,000
8/2/2005	Buy	4,100
8/3/2005	Sell	12,500
8/3/2005	Buy	4,500
8/3/2005	Buy	4,500
8/4/2005	Buy	1,500
8/5/2005	Buy	15,000
8/8/2005	Buy	3,000
8/9/2005	Buy	2,500
8/9/2005	Buy	5,500
8/10/2005	Buy	10,000

8/10/2005	Buy	10,000
8/11/2005	Buy	2,500
8/15/2005	Sell	2,500
8/15/2005	Buy	1,000
8/16/2005	Buy	8,000
8/17/2005	Buy	2,500
8/22/2005	Buy	5,000
8/23/2005	Buy	12,000
8/25/2005	Buy	76,000
8/25/2005	Buy	5,000
8/26/2005	Buy	5,000
8/26/2005	Buy	8,000
8/29/2005	Buy	3,000
8/30/2005	Buy	1,600
8/31/2005	Buy	15,000
8/31/2005	Buy	16,500
9/1/2005	Buy	2,000
9/7/2005	Buy	2,000
9/9/2005	Sell	5,000
9/12/2005	Buy	5,000
9/13/2005	Buy	1,500
9/14/2005	Buy	5,000
9/15/2005	Sell	25,000
9/15/2005	Buy	4,800
9/16/2005	Sell	10,000
9/16/2005	Sell	72,300
9/19/2005	Sell	114,700

9/20/2005	Sell	20,500
9/20/2005	Buy	2,000
9/22/2005	Buy	10,000
9/23/2005	Buy	2,000
9/26/2005	Buy	7,500
9/27/2005	Buy	10,000
9/28/2005	Buy	6,000
9/29/2005	Sell	30,000
9/29/2005	Buy	7,000
9/30/2005	Buy	15,000
9/30/2005	Buy	2,500
10/3/2005	Sell	40,000
10/3/2005	Buy	5,000
10/4/2005	Buy	3,500
10/4/2005	Buy	2,000
10/5/2005	Buy	2,000
10/6/2005	Buy	3,000
10/7/2005	Buy	2,000
10/10/2005	Buy	2,500
10/11/2005	Buy	4,000
10/12/2005	Buy	2,500
10/12/2005	Buy	2,500
10/13/2005	Buy	4,700
10/14/2005	Buy	2,000
10/17/2005	Buy	26,201
10/18/2005	Buy	2,500
10/18/2005	Buy	4,000

10/19/2005	Buy	5,000
10/19/2005	Buy	25,800
10/20/2005	Buy	4,000
10/20/2005	Buy	3,000
10/21/2005	Buy	2,500
10/25/2005	Sell	2,000
10/25/2005	Buy	4,000
10/26/2005	Sell	2,500
10/26/2005	Sell	6,600
10/26/2005	Buy	4,000
10/26/2005	Buy	2,000
10/26/2005	Buy	2,000
10/27/2005	Sell	25,000
10/27/2005	Buy	1,000
10/27/2005	Buy	2,000
10/27/2005	Buy	2,000
10/28/2005	Buy	2,500
10/28/2005	Buy	9,500
10/28/2005	Sell	10,000
10/31/2005	Buy	8,500
10/31/2005	Buy	2,500
10/31/2005	Sell	20,000
10/31/2005	Sell	5,000
11/1/2005	Sell	3,500
10/31/2005	Sell	20,000
11/3/2005	Sell	25,000
11/3/2005	Buy	2,000

11/4/2005	Sell	23,700
11/7/2005	Buy	2,000
11/8/2005	Buy	3,000
11/9/2005	Buy	1,000
11/10/2005	Buy	4,000
11/10/2005	Buy	3,100
11/14/2005	Buy	5,000
11/15/2005	Buy	6,200
11/15/2005	Buy	2,500
11/16/2005	Buy	3,000
11/17/2005	Buy	5,000
11/17/2005	Buy	3,500
11/18/2005	Buy	5,000
11/21/2005	Buy	5,000
11/22/2005	Buy	5,000
11/23/2005	Buy	5,000
11/28/2005	Buy	2,500
11/29/2005	Buy	2,000
11/29/2005	Buy	2,500
11/30/2005	Buy	2,000
11/30/2005	Buy	2,000
12/5/2005	Buy	3,000
12/6/2005	Buy	2,500
12/6/2005	Sell	5,000
12/12/2005	Sell	900
12/13/2005	Sell	3,000
12/13/2005	Buy	2,000

12/16/2005	Buy	2,500
12/19/2005	Buy	2,500
12/20/2005	Sell	15,000
12/20/2005	Buy	4,500
12/27/2005	Buy	1,500
12/30/2005	Sell	2,500
1/3/2006	Buy	2,000
1/10/2006	Buy	2,000
1/12/2006	Buy	2,000
1/13/2006	Buy	15,000
1/13/2006	Buy	5,000
1/17/2006	Buy	6,000
1/18/2006	Buy	5,000
1/18/2006	Buy	5,500
1/19/2006	Buy	6,800
1/19/2006	Buy	15,000
1/20/2006	Buy	6,700
1/20/2006	Buy	5,000
1/23/2006	Buy	500
1/24/2006	Sell	1,500
1/24/2006	Buy	7,500
1/24/2006	Buy	25,000
1/25/2006	Buy	8,000
1/26/2006	Buy	2,000
1/31/2006	Buy	7,000
1/31/2006	Buy	7,500
1/31/2006	Buy	40,000

1/27/2006	Buy	2,500
2/1/2006	Buy	25,000
2/2/2006	Buy	25,000
2/3/2006	Buy	25,000
2/6/2006	Buy	300,000
2/6/2006	Buy	3,500
2/7/2006	Buy	14,500
2/8/2006	Buy	2,500
2/8/2006	Buy	7,500
2/9/2006	Buy	5,000
2/9/2006	Buy	2,000
2/10/2006	Buy	5,000
2/14/2006	Buy	10,000
2/14/2006	Buy	4,000
2/14/2006	Buy	5,000
2/15/2006	Buy	5,000
2/16/2006	Buy	11,000
2/27/2006	Sell	4,500
2/28/2006	Sell	10,000
3/1/2006	Sell	5,000
3/3/2006	Buy	2,500
3/7/2006	Buy	6,000
3/8/2006	Buy	30,000
3/8/2006	Buy	30,000
3/10/2006	Buy	7,000
3/10/2006	Buy	5,000
3/13/2006	Buy	5,000

3/17/2006	Buy	5,000
3/17/2006	Buy	2,300
3/17/2006	Buy	5,000
3/20/2006	Buy	2,500
3/20/2006	Buy	5,000
3/21/2006	Buy	7,000
3/22/2006	Buy	6,000
3/23/2006	Buy	2,500
3/27/2006	Buy	11,000
3/27/2006	Buy	5,000
3/28/2006	Buy	1,400
3/29/2006	Buy	1,000
3/30/2006	Buy	1,600
3/30/2006	Buy	3,000
3/31/2006	Buy	5,000
3/31/2006	Buy	5,000
4/6/2006	Buy	5,000
4/11/2006	Buy	3,000
4/11/2006	Buy	5,000
4/11/2006	Buy	500
4/12/2006	Buy	2,500
4/13/2006	Buy	2,500
4/13/2006	Buy	2,500
4/17/2006	Buy	7,500
4/18/2006	Buy	11,500
4/25/2006	Buy	5,000
4/26/2006	Buy	5,000

4/27/2006	Buy	4,000
4/28/2006	Buy	66,000
5/1/2006	Buy	5,000
5/1/2006	Buy	5,000
5/2/2006	Buy	45,700
5/3/2006	Buy	30,000
5/4/2006	Buy	26,000
5/5/2006	Buy	15,500
5/8/2006	Buy	20,500
5/9/2006	Buy	3,600
5/18/2006	Buy	2,500
5/24/2006	Buy	5,000
5/24/2006	Buy	8,200
5/25/2006	Buy	1,000
5/31/2006	Buy	2,500
6/2/2006	Buy	16,000
6/7/2006	Sell	100,000
6/7/2006	Buy	5,000
6/8/2006	Sell	50,000
6/8/2006	Buy	2,500
6/12/2006	Buy	4,000
6/13/2006	Buy	2,000
6/14/2006	Buy	38,000
6/14/2006	Buy	3,400
6/14/2006	Buy	4,000
6/14/2006	Buy	10,000
6/16/2006	Buy	20,300

6/20/2006	Buy	44,000
6/21/2006	Buy	2,000
6/22/2006	Buy	4,000
6/22/2006	Buy	30,000
6/23/2006	Buy	25,000
6/23/2006	Buy	3,000
6/26/2006	Buy	2,000
10/2/2006	Sell	12,500
10/2/2006	Sell	31,300
10/3/2006	Sell	145,811
10/3/2006	Sell	40,000

Purchases and Sales of the Company’s Preferred Stock

During the Past Two Years by

MELLON HBV ALTERNATIVE STRATEGIES LLC

Date	Type of Transaction	Shares
4/7/2006	Buy	3,800
4/7/2006	Buy	200
4/12/2006	Buy	2,625
4/13/2006	Buy	140
4/17/2006	Buy	75
4/19/2006	Buy	650
4/21/2006	Buy	125
5/1/2006	Buy	300
5/3/2006	Buy	200
5/4/2006	Buy	500
5/4/2006	Buy	250
5/9/2006	Buy	300
5/10/2006	Buy	800
5/18/2006	Sell	900
5/19/2006	Sell	4,000
5/30/2006	Sell	1,000
5/31/2006	Sell	4,000

Purchases and Sales of the Company’s Common Stock During the Past Two Years by BRIAN SHEEHY
Date	Type of Transaction	Shares
05/19/2006	Purchase	5,000
07/24/2006	Purchase	5,000
07/24/2006	Purchase	5,000
02/16/2005	Purchase	11,500
03/8/2005	Purchase	5,000
03/08/2005	Purchase	5,000

03/08/2005	Purchase	3,100
03/17/2005	Purchase	5,000
03/18/2005	Purchase	5,000
04/21/2005	Purchase	100
4/22/2005	Purchase	8,900

Purchases and Sales of the Company’s Preferred Stock During the Past Two Years by BRIAN SHEEHY
Date	Type of Transaction	Shares
08/02/2005	Purchase	240
08/02/2005	Purchase	300
06/21/2005	Purchase	300

Purchases and Sales of the Company’s Common Stock During the Past Two Years by DALE CHAPPELL
Date	Type of Transaction	Shares
None.

Purchases and Sales of the Company’s Common Stock During the Past Two Years by BRANDON BAER
Date	Type of Transaction	Shares
None.

Purchases and Sales of the Company’s Common Stock During the Past Two Years by SARAH JOHNSON
Date	Type of Transaction	Shares
None.

Purchases and Sales of the Company’s Common Stock During the Past Two Years by MARC SOLE
Date	Type of Transaction	Shares
None.

Purchases and Sales of the Company’s Common Stock During the Past Two Years by JOSEPH S. CRISCIONE
Date	Type of Transaction	Shares
None.

Purchases and Sales of the Company’s Common Stock During the Past Two Years by MICHAEL W. HAWTHORNE
Date	Type of Transaction	Shares
None.

None of the other participants (except for the Independent Nominees which are set forth below) has executed any other transactions in connection with Metromedia International Group, Inc. securities over the past two (2) years.

Transaction Dates of Metromedia, Inc. Securities by the Independent Nominees

Over the Past Two (2) Years

Purchases and Sales of the Company’s Common Stock During the Past Two Years by ANDREW L. SOLE, ESQ.
Date	Type of Transaction	Shares
01/10/2005	Purchase	85,000
01/24/2005	Sale	15,000
02/03/2005	Sale	38,000
02/04/2005	Sale	32,000
02/11/2005	Purchase	2,500
04/25/2005	Sale	2,500

Purchases and Sales of the Company’s Common Stock During the Past Two Years by PHILIP R. BROENNIMAN
Date	Type of Transaction	Shares
08/07/2006	Sale	9,800
08/08/2006	Sale	17,160

Purchases and Sales of the Company’s Common Stock During the Past Two Years by WILLIAM F. HARLEY III
Date	Type of Transaction	Shares
None.

Purchases and Sales of the Company’s Common Stock During the Past Two Years by JEROME MARCUS
Date	Type of Transaction	Shares
12/21/2004	Acquisition	20,000
12/23/2004	Acquisition	30,000
08/03/2005	Sale	15,000
08/05/2005	Sale	10,000
08/08/2005	Sale	10,000
08/09/2005	Sale	10,000
08/10/2005	Sale	5,000

Purchases and Sales of the Company’s Common Stock During the Past Two Years by GOARA GABRIELLA VOLSHTEYN
Date	Type of Transaction	Shares
None.

None of the Independent Nominees has executed any other transactions in connection with Metromedia International Group, Inc. securities over the past two (2) years.

METROMEDIA INTERNATIONAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 15, 2006

PROXY

THIS PROXY IS SOLICITED BY BLACK HORSE CAPITAL ADVISORS LLC, D. E. SHAW LAMINAR PORTFOLIOS, L.L.C., ESOPUS CREEK VALUE LP AND MELLON HBV ALTERNATIVE STRATEGIES LLC (the “Concerned Stockholders”)

The undersigned hereby appoints Brian Sheehy, Brandon Baer, Andrew Sole and Michael Hawthorne, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Metromedia International Group, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, scheduled to be held on December 15, 2006, and at any and all adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CONCERNED STOCKHOLDERS NOMINEES, FOR THE STOCKHOLDER RIGHTS PROPOSAL AND FOR THE TRANSACTION VOTE PROPOSAL.

IMPORTANT: THIS PROXY MUST BE SIGNED AND DATED TO BE VALID.

(Continued and to be signed on the reverse side)

BLUE PROXY CARD	Please mark your vote as indicated in this example ☒

The Concerned Stockholders Recommend A Vote “For” Items 1, 2, and 3.

1. Election of Directors to be Chosen by the Holders of Common Stock:
Nominees:	For all Nominees	Withhold	For all Except
(1) Andrew L. Sole, (2) Philip R. Broenniman, (3) William F. Harley III, (4) Jerry Marcus, and (5) Goara Gabriella Volshteyn	[ ]	[ ]	[ ]

NOTE:    If you do not wish your shares voted “For:” a particular nominee, mark the “For All Except” box and strike a line through the name(s) of the Nominee(s). Your shares will be voted for the remaining nominee(s).

The undersigned hereby acknowledges receipt of the Proxy Statement of Blackhorse Capital Advisors LLC, D. E. Shaw Laminar Portfolios, L.L.C., Esopus Creek Value LP and Mellon HBV Alternative Strategies LLC

Dated:________, 2006 ___________

_____________________(Signature)

__________(Signature if held Jointly)

Title or Authority:_______________

2.        Stockholders’ Rights Proposal: stockholder proposal that would amend the by-laws requiring certain mergers and asset sales to be submitted to the Company’s stockholders for approval.

☐FOR                 ☐AGAINST             ☐ABSTAIN

3.        Transaction Vote Proposal: a stockholder proposal that would submit the asset sale announced by the Company on October 2, 2006 to the stockholders of the Company for approval.

☐FOR                 ☐AGAINST             ☐ABSTAIN

PLEASE PROMPTLY SIGN, DATE AND MAIL THIS CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE, PLEASE CALL INNISFREE M&A INCORPORATED (TOLL FREE FROM THE U.S. OR CANADA) AT 1-877-800-5190

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. If a partnership, please sign in Partnership name by an authorized person.